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Exhibit 10.33

      SMITH & WESSON
      LAW ENFORCEMENT DEALER AGREEMENT


THIS AGREEMENT is effective as of January 1, 2002 and expires on December 31, 2002 between SMITH & WESSON CORP., a Delaware corporation (Smith & Wesson) with offices at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102 and <<COMPANY LVL1>>, <<ADDRESS LVL1>>, <<CITY_LVL1>>, <<STATE LVL1>>, <<ZIP LVL1>> (DEALER).

   1. APPOINTMENT. Smith & Wesson hereby appoints Dealer as a non-exclusive law enforcement dealer for Smith & Wesson law enforcement equipment (the Products) in accordance with the terms and conditions of this Agreement.

   2. COMPLIANCE WITH FIREARMS LAWS. Dealer acknowledges that the distribution and sale of Smith & Wesson firearms are governed by responsibilities and obligations delineated by law and by virtue of this agreement with Smith & Wesson. Dealer represents that it is presently in full compliance with all federal, state and local laws, statutes, ordinances and regulations relating to the distribution and sale of firearms. Dealer further represents and acknowledges that the name and reputation of Smith & Wesson and its products constitute a valuable asset, and Dealer shall conduct its operations and the distribution and sale of the Products ethically and strictly in accordance with the letter and spirit of all applicable laws so that the name and reputation of Smith & Wesson and its Products shall not be adversely affected. Dealer acknowledges this is a material condition and term to this Agreement. Failure to comply with this Provision affords Smith & Wesson the right to terminate this Agreement without further obligation or liability on the part of Smith & Wesson.

   3. DEALER'S DUTIES. The Dealer shall:

                  (a) Comply with all federal, state and local laws, statutes, ordinances and regulations relating to the sale and distribution of firearms during the term of this agreement.

                  (b) Employ sufficient adequately trained and competent personnel who will follow all federal, state and local laws, statutes, ordinances and regulations relating to the sale and distribution of firearms during the term of this agreement.

                  (c) Restrict the sale of firearms to those persons or dealers lawfully authorized to purchase or own firearms.


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                  (d) Not knowingly sell Smith & Wesson products to any person or entity who is not complying with the laws and regulations relating to the sale or distribution of firearms.

                  (e) Maintain all required books and records relating to the sale or distribution of firearms and cooperate with all appropriate law enforcement inquiries relating to those books and records.

                  (f) Equip all new Smith & Wesson firearms sold or distributed with a locking device provided by Smith & Wesson. Dealer further agrees that it will provide all applicable Smith & Wesson safety and instruction manuals with new Smith & Wesson products.

                  (g) Adhere to the sales policies of Smith & Wesson which may be expressed or modified by Smith & Wesson as it deems necessary from time to time.

                  (h) Assist Smith & Wesson in processing warranty claims and otherwise fulfilling its obligations as provided in such warranties.

                  (i) Promote the Product to the Individual Officer (IO) market, in a professional and well-merchandised manner satisfactory to Smith & Wesson.

                  (j) Place an opening order of at least 5 handgun SKU's for stock purposes to service the IO market. The mix of product must be approved by the appropriate S&W Regional Manager or Representative. No. 22 LR Pistols, .44 Magnum or .44 Special handguns will be permitted to be sold under this program.

                  (k) Submit a copy of the attached Individual Officer Purchase Form with each re-order for replacement product.

                  (1) Adhere to all state, local and federal laws and regulations regarding the sale and transfer of high capacity magazines. Pistols sold under this program will be in the LE configuration, i.e., 3 high capacity magazines (marked for L.E.) except for the following models:
      SW40VE, SW9VE, M410, M457, M908 and M910 which will be shipped with 2 magazines each.

                  (m) NOT bid FET exempt handguns beyond 25 guns, either directly or through a third account. Any such bids, 25 guns or less, must be processed through Sporting Goods Distributors.


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                  (n) Pay all Smith & Wesson invoices promptly when due.

                  (o) Provide financial statements, including, but not limited to, a balance sheet, profit and loss statement and changes in cash flow, if requested to do so by Smith & Wesson. Smith & Wesson agrees to maintain the confidentiality of any financial statement produced pursuant to this paragraph, except as otherwise required by law or governmental agency.

                  (p) Advertise for direct sale of the Products to law enforcement and security personnel.

      4. DEALER'S KEY PERSONNEL AND AFFILIATES. Dealer represents and warrants and warrants that the persons or entities named in Exhibit A include (a) all of the Dealer's key personnel, officers, and directors, and (b) the individuals or entities that control or are controlled by the Dealer. Dealer shall give written notice to Smith & Wesson of any change in Exhibit A within thirty (30) days of such change.

      5. PROHIBITIONS. Dealer shall not, directly or indirectly:

                  (a) Sell new products at "gun shows".

                  (b) Possess or transfer any large capacity ammunition feeding devices manufactured by Smith & Wesson for sale to purchasers except for those sold to law enforcement agencies or other purchasers specified by law in paragraph (b) of Section 178.40A of the Code of Federal Regulations.

                  (c) Sell or market new Smith & Wesson products through Shotgun News, Gun List, or other similar magazines.

                  (d) Knowingly sell firearms to persons or dealers where false or misleading statements have been made with respect to the information required to purchase a firearm.

                  (e) Knowingly sell or deliver any firearm to any person or dealer if the purchase or possession would be in violation of any federal, state or local law, statute, ordinance or regulation applicable at the place of sale or delivery.


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                  (f) Sell new Products purchased directly from Smith & Wesson to any individual other than a bonafide individual law enforcement officer.

                  (g) Export any order.

      6. TERMS OF SALE. This Agreement, as well as Smith & Wesson's invoice and order acknowledgment, shall govern the purchase and sale of all Products to Dealer. To the extent there is any inconsistency between those documents, this Agreement shall govern. Smith & Wesson reserves the right to change Products, prices, terms of sale and sales policies by giving written notice of any such change to Dealer.

      7. INDEMNIFICATION. Dealer shall indemnify, defend, hold harmless, and reimburse Smith & Wesson from any and all claims, causes of action, losses, damages, wrongful death claims, personal injury claims, property damage claims, expenses and costs as they are incurred (including reasonable attorney's fees, expenses and costs of litigation) or liability of any kind arising directly or indirectly (hereinafter "Claims") in tort, contract or otherwise, out of either
(a) Dealer's alleged or actual violation or breach of this Agreement; (b) the handling, possession or use of the Products by Dealer or any of its employees or agents (excluding, however, liability arising solely out of the manufacture of the Products by Smith & Wesson); and/or (c) any Claims asserted by any third party against Smith & Wesson which were caused (or alleged to be), in whole or part, by the negligence, misconduct, action or omissions of Dealer.

      8. WARRANTY. Smith & Wesson may provide express written warranties on Smith & Wesson Products. SUCH WARRANTIES ARE IN LIEU OF, AND SMITH & WESSON HEREBY DISCLAIMS, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Dealer shall not make any representations or warranties concerning the Products except those contained in

      Smith & Wesson prepared materials accompanying the Product. Dealer is not authorized to extend or otherwise modify (or permit any vendee to extend or otherwise modify) Smith & Wesson's warranty with respect to any Product. Any statements or warranties, written or oral, made by Dealer with respect to a product that exceeds, modifies or deviates from the applicable warranty for such product provided by Smith & Wesson shall be the sole responsibility of Dealer unless Smith & Wesson has given its written authorization for such modification or deviation.

      9. CREDIT. Smith & Wesson may, in its sole discretion, extend credit to Dealer, and ship Products to Dealer on open account. If Smith & Wesson is not satisfied with the credit standing of Dealer, Smith & Wesson may immediately discontinue extending credit to Dealer and Dealer will immediately make payment of all outstanding amounts. In the event Dealer fails to pay Smith & Wesson any amount when due, Smith & Wesson shall assess Dealer a late charge equal to the greater of 2% per month or the highest rate permissible under applicable law on the outstanding balance which is due and owing.


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      10. RETURNS. Dealer shall not, upon the expiration or termination of this
Agreement, return inventory or any unsold product to Smith & Wesson (unless agreed upon by Smith & Wesson) or seek reimbursement or any other damages relating to prospective profits on sales or anticipated sales of products.

      11. TRADE NAMES AND TRADEMARKS. Smith & Wesson grants to Dealer a nontransferable, nonexclusive license to use Smith & Wesson trade names and trademarks pursuant to the sales of products as set forth in this agreement provided that Dealer shall not use such trade names or trademarks as any part of its title or the name of its business. Dealer shall also not use such trade names or trademarks in any manner in connection with an effort to sell the goods of others, whether or not such goods are competitive with the Products. Upon termination of this Agreement, Dealer shall immediately discontinue any use of Smith & Wesson's trademarks, trade names, and any other identification with Smith & Wesson.

      12. LIMITATION OF LIABILITY. To the fullest extent permitted by law, the parties waive and relinquish any Claims, demands, causes of action or recoveries for punitive damages, exemplary damages, or statutory damages. Smith & Wesson shall not be liable for indirect, special, incidental or other damages arising under this Agreement or otherwise with respect to the sale of the Products, including, any lost revenues or profits, consequential and/or incidental damages, business interruption or damage to business reputation, regardless of the theory upon which any Claim may be based, including any statutory causes of action or claims. Notwithstanding the term of any limited written warranty provided to Dealer, or in the event said limited written warranty fails of its essential purpose, in no event will Smith & Wesson's entire liability to Dealer exceed the purchase price actually paid by Dealer for the Products hereunder, or any defective portion thereof, whichever is the lesser amount. Any written limited warranty is the sole and exclusive remedy of Dealer.

No Claim of any kind may be brought against Smith & Wesson by Dealer more than one year after the Claim has arisen. In addition, Dealer may not make any Claim for shortage or damage in any delivery to Dealer more than fourteen business days after Dealer's receipt of the delivery; and, all other Claims, including Claims for allegedly defective goods, must be made within fifteen days after Dealer learns of the facts on which such Claim is based, but in no event later than one year after Dealer's receipt of the goods.

      13. FORCE MAJEURE. Smith & Wesson shall have no liability or obligation to Dealer of any kind, including, but not limited to, any obligation to deliver Products or provide maintenance, warranty, repair or other services, arising from any delay or failure or failure to perform all or any part of this Agreement as a result of causes, conduct or occurrence beyond Smith & Wesson's reasonable control, including, but not limited to, commercial impracticability, fire, flood, act of war, civil disorder or disobedience, act of public enemies, problems associated with manufacture or transportation (including car or truck shortages), acts or failure to act of any state, federal or foreign governmental or regulatory authorities, labor disputes, strikes or failures of suppliers to make timely deliveries of materials, goods or services to Smith & Wesson.


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      14. DEFAULT. The failure of Dealer to perform any obligations hereunder, including without limitation, the breach of this Agreement, the payment of the purchase price for Products and/or all other amounts due hereunder, the failure to materially perform other agreements between Dealer and Smith & Wesson, or Dealer's bankruptcy, insolvency, or inability to pay its debts when they become due, shall constitute a default under this Agreement and shall, in addition to any other remedies in law, equity or under this Agreement, afford Smith & Wesson all the remedies of a secured party under the Uniform Commercial Code. In the event of default, Smith & Wesson may, in addition to canceling this Agreement without liability to Dealer, refuse to provide warranty, repair and/or maintenance services and/or refuse to deliver Products under this or any other service, purchase or maintenance agreement relating to the Products, and may also cancel this Agreement and any pending orders or agreements without liability to Dealer. Notwithstanding the foregoing, it is understood that Smith & Wesson's remedies hereunder are cumulative and nonexclusive.

      15. BREACH OF CONTRACT. A violation or breach of any item of this agreement, which may be determined in the sole and unfettered discretion of Smith & Wesson, may result, in the right of Smith & Wesson to cancel this agreement. Smith & Wesson may in its discretion also issue a warning that a Dealer is operating in violation of the agreement, suspend shipments, or take such other steps as it deems appropriate under the circumstances. No acts or omissions by Smith & Wesson shall be deemed a waiver of any rights under this agreement.

      16. TERM. This Agreement shall remain in effect until December 31, 2002, when it will automatically terminate; provided, however, that either party may terminate this Agreement without cause by giving thirty (30) days prior written notice to the other party and, provided further, that Smith & Wesson may terminate this Agreement immediately by giving written notice of termination if any of the following occur:

                  (a) a breach, violation or failure to perform any term of this Agreement by Dealer;

                  (b) failure to pay the purchase price to Smith & Wesson when due;

                  (c) a change in the business, operation, control, financial condition or business affairs of Dealer including, without limitation, a change in the parties listed in Exhibit A, the filing of any lien against Dealer or attachment of any assets, the entry of a judgment against Dealer in an amount in excess of $25,000, the filing of any petition in bankruptcy by or against Dealer, Dealer's insolvency, reorganization or inability to pay its debts when due; or

                  (d) Dealer has failed to provide any financial statements as required by Section 3(e).


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                  (e) Smith & Wesson may suspend or terminate all Dealer rights, with or without notice, if a claim is brought by any governmental or law enforcement agency in which the business or distribution practices of Dealer are called into question.

      17. SEVERABILITY. If any term, covenant, warranty or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held or deemed invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or provision, to persons or circumstances other than those to which it is held invalid or unenforceable, shall not he affected thereby, and each remaining term, covenant, or provision of this Agreement shall be deemed valid and shall be enforced to the fullest extent permitted by law.

      18. NON-EXCLUSIVE INATURE. Smith & Wesson reserves the right to appoint other Dealers and to make direct sales to any other person or entity. It is expressly agreed that Dealer's rights are non-exclusive. I, The Dealer is not an agent, employee or franchisee of Smith & Wesson and may not assign or license any of its rights or obligations under this Agreement.

      19. ACCEPTANCE, MERGER AND INTEGRATION. Smith & Wesson will be deemed to have accepted this Agreement when Smith & Wesson returns an acknowledged copy of this Agreement to Dealer, or at I Smith & Wesson's option, when Smith & Wesson begins substantial performance under this Agreement. Dealer accepts this Agreement by acknowledging or signing a copy of his Agreement or by acceptance of delivery of the Products or services hereunder. Notwithstanding the manner in which Dealer accepts, Dealer's acceptance is limited exclusively to the acceptance of Smith & Wesson's terms and conditions set forth in this Agreement only. Smith & Wesson hereby objects to and rejects any proposal by Dealer for additional or different terms in connection with the Products or services provided. Any contrary terms provided by Dealer are agreed to be superfluous and without any force and effect. This Agreement, which includes all the terms and conditions set forth herein and all riders or limited written warranties, if any, provided by Smith & Wesson, is intended to be the exclusive and final statement of the terms and understandings relative to the subject matter hereof, merging herein, and superseding all negotiations and prior written or oral agreements between the parties as to the subject matter of the purchase of the Products or services hereunder. There are no promises, representations or understandings made in connection with this Agreement or contemporaneous wit the execution hereof, except as set forth in this Agreement.

      20. ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction located within the Commonwealth of Massachusetts for equitable relief to preserve the status quo or prevent irreparable harm, any controversy or claim relating to this Agreement shall be settled by arbitration in the City of Springfield, Massachusetts, in accordance with the rules of the American Arbitration Association or some other similar organization mutually agreeable to the parties. The arbitrator shall not be empowered to grant exemplary or punitive damages or any damages in excess of those damages permitted or limited under the express terms of this Agreement. Dealer shall be liable for all collection costs and expenses, including collection agency and reasonable attorney's fees and costs, incurred by Smith & Wesson to collect amounts owed to Smith & Wesson by Dealer.


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      21. ATTORNEY'S FEES. In the event it becomes necessary for Smith & Wesson to enforce the terms and conditions of this Agreement by litigation or otherwise, or to defend itself in any Controversy (as defined herein), litigation, Claim, demand, dispute, or cause of action arising out of or as a result of this Agreement or the Products or services provided hereunder, and if Smith & Wesson is the substantially prevailing party in said Controversy, litigation, Claim, demand, dispute, or cause of action, then Smith & Wesson shall be entitled to recover, in addition to any other relief granted or damages assessed, its attorney's fees, expert witness fees, costs, and all expenses of litigation.

      22. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties and supersedes any prior negotiations, representations or agreements. The delay or failure of either party to assert or exercise any of its rights shall not operate as a waiver of such right except as expressly provided in this Agreement.




DEALER SIGNATURE                    SMITH & WESSON SIGNATURE


_____________________________       ________________________________


_____________________________       ________________________________
Print Name and Title                Print Name and Title


_____________________________       ________________________________
DATE                                DATE



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      SMITH & WESSON

      INDIVIDUAL LAW ENFORCEMENT OFFICER PURCHASE
      FORM



I __________________________________ certify that I am a duly and fully sworn
Peace Officer (OFFICERS NAME PRINTED) with the below listed department and am authorized to purchase the described firearm for use in either an "ON DUTY" or "OFF DUTY" application.




                              __________________________
                                (OFFICER'S SIGNATURE)




OFFICER' NAME __________________________________  RANK ______  ID# ____________

OFFICER'S DEPARTMENT OR AGENCY ________________________________________________

DEPARTMENT / AGENCY ADDRESS

CITY __________________________________  COUNTY _________________  ZIP ________

DEPARTMENT / AGENCY TELEPHONE _________________________________________________

MODEL PURCHASED (PROGRAM MODELS ONLY)__________________________________________

SERIAL NUMBER ________________________________

DATE OF PURCHASE _____________________________

SMITH & WESSON L.E. DEALER<<COMPANY LVL1>>

ADDRESS <<ADDRESS LVL1>>

CITY<<CITY LVL1>>       STATE<<STATE LVL1>>     ZIP<<ZIP LVL1>>

SALESPERSON'S SIGNATURE _______________________________________________________

* A COPY OF THE PURCHASING OFFICERS AGENCY IDENTIFICATION CARD MUST BE ATTACHED TO THIS FORM.



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